SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NVR, INC.

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2010
     This document is an Amendment to our Proxy Statement filed March 19, 2010 (“Proxy Statement”) with the Securities and Exchange Commission in connection with our Annual Meeting of Shareholders to be held on May 4, 2010 at our corporate headquarters at 11700 Plaza America Drive, Suite 500, Reston, VA 20190, at 11:30 A.M. Eastern time.
EXPLANATORY STATEMENT
This amendment to the Proxy Statement is being filed to correct a clerical error in the first paragraph under the caption “General” on page 55 of the Proxy Statement, and to provide on page 54 of the Proxy Statement the number of stock options available for future grants under an existing equity plan as of March 5, 2010.
In the section captioned “General” on page 55 of the Proxy Statement, describing the proposed 2010 Equity Incentive Plan, the second sentence incorrectly states that “[o]f the 700,000 aggregate Shares, up to 40%, or 280,000, may be granted in the form of time-vested restricted share units.” The sentence is amended to read that “[o]f of the 700,000 aggregate Shares, up to 240,000 may be granted in the form of time-vested restricted share units.” The amendment conforms the sentence to the 240,000 time-vested restricted share unit limit set forth on p.9 of the proposed plan, which is included in the Proxy Statement as Appendix D.
On page 54, in the first paragraph under the caption “Additional Equity Plan Information,” the following sentence is added after the first sentence: “Also as of March 5, 2010, there were 121,354 stock options available for future grants under an existing stock option plan.”